UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2025

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina	27028
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (716) 270-1523

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On April 17, 2025, 22nd Century Group, Inc. (the “Company” or “22nd Century”), announced a settlement agreement, subject to court approval, that would resolve certain shareholder derivative actions and release other potential derivative claims as outlined below. As the Company has previously disclosed, a shareholder of the Company filed a derivative action in the United States District Court for the Western District of New York alleging that the individual defendants breached their fiduciary or other duties by (1) causing the Company to engage in a paid stock promotion scheme (the “Stock Promotion Scheme”); and (2) issuing and/or causing the Company to issue false and misleading statements and omissions to the public that failed to disclose that (a) the Company engaged in the Stock Promotion Scheme, (b) the Company’s misconduct would subject it to heightened regulatory scrutiny, and (c) the Company failed to maintain internal controls resulting in an alleged investigation by the United States Securities and Exchange Commission (“SEC”). This action is In re 22nd Century Group, Inc. Derivative Litigation, Lead Case No. 1:19-cv-00479-JLS (the “Lead Action”). Also as previously disclosed, numerous other shareholder derivative cases were subsequently filed and consolidated into the Lead Action or into In re 22nd Century Group, Inc. Derivative Litigation, Lead Case No. A-20-808599-B pending in the Eighth Judicial District Court for the State of Nevada (collectively, together with the Lead Action, the “Derivative Actions”). These actions are Mathew v. Sicignano, et al., Supreme Court of the State of New York, County of Erie, Case No. 801786/2019, Rowley v. Sicignano, et al., Supreme Court of the State of New York, County of Erie, Case No. 807214/2019, Broccuto v. Cornell, et al., District Court of the State of Nevada, County of Clark, Case No. A-20-808599, Wayne v. Cornell, et al., District Court of the State of Nevada, County of Clark, Case No. A-20-808599 and Troup v. Sullivan, et al., United States District Court for the Western District of New York, Case No. 1:23-cv-00916.

The parties to the Derivative Actions have reached an agreement that would resolve the Derivative Actions and release other potential derivative claims. If the United States District Court for the Western District of New York (“Court”) approves the proposed settlement: (i) insurance carriers for the Company would pay the attorneys for Plaintiffs $768,333; and (ii) the Company would maintain certain corporate governance practices for a period of at least five years. The settlement does not include any admission of liability, and the defendants expressly deny any wrongdoing. The terms and conditions of the proposed settlement are contained in the Stipulation and Agreement of Settlement (the “Settlement Agreement”).

On April 7, 2025, the Court entered an Order in the Lead Action directing the Company to issue this Form 8-K to provide shareholders with the Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions (the “Notice”) and the Settlement Agreement. The Notice and the Settlement Agreement are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. The Notice and Settlement Agreement are also available for review on the Investor Relations section of the Company’s website at

https://ir.xxiicentury.com/.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 hereto, which are furnished herewith pursuant to and relate to this Item 7.01, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of Section 18 of the Exchange Act. The information in this Item 7.01 of this Current Report on Form 8-K and Exhibits 99.1 and 99.2 hereto shall not be incorporated by reference into any filing or other document filed by the Company with the SEC pursuant to the Securities Act of 1933, as amended, the rules and regulations of the SEC thereunder, the Exchange Act, or the rules and regulations of the SEC thereunder except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following documents are furnished as exhibits to this Current Report on Form 8-K:

99.1	Notice of Pendency and Proposed Settlement of Stockholder Derivative Actions

99.2	Stipulation and Agreement of Settlement

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence Firestone
Date: April 17, 2025	Lawrence Firestone
Chief Executive Officer